                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 FORM SB-2 / A-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CARLETON VENTURES CORP.
             (Exact name of Registrant as specified in its charter)

NEVADA                            1041                       98-0365605
------                            ----                       ----------
(State or other jurisdiction of   Primary  Standard          (I.R.S. Employer
incorporation  or  organization)  Industrial Classification  Identification
                                  Code Number                Number)

Dennis  Higgs,  CEO
Suite  306  -  1140  Homer  Street,  Vancouver
British  Columbia,  Canada                             V6B  2X6
--------------------------                             --------
(Name and address of principal                         (Zip  Code)
executive offices)

   Michael A. Cane, Esq., Cane O'Neill Taylor, LLC 2300 W. Sahara Avenue,
   ----------------------------------------------------------------------
                 Suite 500, Las Vegas, NV  89102  (702) 312-6255
                 -----------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

Registrant's  telephone  number,  including  area  code:   (604) 689-1659

Approximate date of commencement of     As  soon  as  practicable  after  the
proposed sale to the public:            effective  date  of  this  Registration
                                        Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                         |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                       |__|


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      PROPOSED      PROPOSED
TITLE OF EACH                         MAXIMUM       MAXIMUM
CLASS OF                              OFFERING      AGGREGATE     AMOUNT OF
SECURITIES           AMOUNT           PRICE PER     OFFERING      REGISTRATION
TO BE                TO BE            SHARE         PRICE         FEE
REGISTERED           REGISTERED       (1)           (2)           (2)
--------------------------------------------------------------------------------
Common  Stock        1,340,500 shares  $0.35        $469,175      $83.41
--------------------------------------------------------------------------------


(1)  Based  on  last  sales  price  on  June  21,  2001



(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102


                      (702) 312-6255   Fax: (702) 944-7100

                 SUBJECT TO COMPLETION, Dated December 13, 2002




                                   PROSPECTUS


                             CARLETON VENTURES CORP.

                                1,340,500 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Carleton Ventures Corp. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.35 per share.

--------------------------------------------------------------------------------

                                               Proceeds to Selling Shareholders
               Offering Price  Commissions     Before Expenses and Commissions


Per  Share     $0.35           Not Applicable  $0.35

Total          $469,175        Not Applicable  $469,175

--------------------------------------------------------------------------------

Our  common  stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 6 - 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------


                The Date Of This Prospectus Is: December 13, 2002

                                Table Of Contents



                                                                      PAGE
                                                                      ----
Summary                                                                      4
Risk  Factors                                                                6
Risks  Related  To  Our  Financial  Condition  and  Business  Model
--------------------------------------------------------------------
-  If  we  do  not  obtain  additional  financing,
   our business will fail                                                    6
-  There  Is Substantial Doubt About Our Ability To
   Continue As A Going Concern                                               6
-  Because  we  have  earned not revenues from business operations,
   we  face  a  high  risk  of  business  failure                            6
-  Because  of  the  speculative  nature  of  exploration
   of mineral exploration properties,  there is substantial
   risk that no commercially exploitable minerals
   will  be  found  and  our  business  will  fail                           7
-  Because  we  anticipate  our  operating  expenses
   will increase prior to our earning  revenues,  we  may
   never  achieve  profitability                                             7
-  Because  of  the inherent dangers involved in mineral
   exploration, there is a risk  that  we  may incur liability
   or damages as we conduct our business                                     7
-  Because  our president has only agreed to provide his
   services on a part-time basis,  he  may  not be able
   or willing to devote a sufficient amount of time to
   our  business  operations,  causing  our  business  to  fail              8
-  Because  our  executive  officers do not have formal
   training specific to the technicalities  of mineral
   exploration, there is a higher risk our business will
   fail                                                                      8
-  Our management may have conflicts of interest that will
   not be resolved in the best  financial  interest  of
   Carleton  Ventures                                                        8
- Because members of our management control all matters requiring shareholder approval, there is a possibility that they may cause Carleton Ventures to act or refrain from acting in a way that is inconsistent with the best interest of shareholders
   other  than  themselves                                                   9
-  Because we face competition from other junior exploration properties, there is a risk that we will face a
   decreased likelihood of being able to obtain necessary
   financing, additional mineral properties of merit or being able to enter into arrangements for the further exploration
   of our mineral property                                                   9
Risks  Related  To  Legal  Uncertainty
--------------------------------------
-  As  we  undertake  exploration  of  our mineral claims,
   we will be subject to compliance  with government regulation that may increase the anticipated cost of
   our  exploration  program                                                 9
Risks  Related  To  This  Offering
-----------------------------------
-  If a market for our common stock does not develop,
   shareholders may be unable to  sell  their  shares                        9
-  If  the  selling shareholders sell a large number of
   shares all at once or in blocks,  the  market  price
   of  our  shares  would  most  likely decline                              10
Use  of  Proceeds                                                            10
Determination  of  Offering  Price                                           10
Dilution                                                                     10
Selling  Shareholders                                                        11
Plan  of  Distribution                                                       18
Legal  Proceedings                                                           19

Directors,  Executive  Officers,  Promoters  and  Control  Persons           19
Security  Ownership  of  Certain  Beneficial  Owners  and  Management        21
Description of Securities                                                    23



Interest  of  Named  Experts  and  Counsel                                   25
Disclosure  of  Commission  Position  of  Indemnification
 for  Securities  Act Liabilities                                            25
Organization  Within  Last  Five  Years                                      26
Description  of  Business                                                    26



Plan  of  Operations                                                         37
Description  of  Property                                                    41
Certain  Relationships  and  Related  Transactions                           41
Market  for  Common  Equity  and  Related  Stockholder  Matters              42
Executive  Compensation                                                      45
Financial  Statements                                                        46
Changes  in  and  Disagreements  with  Accountants                           47
Available  Information                                                       47





Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

Carleton  Ventures  Corp.

We are in the business of mineral exploration. We have only recently commenced our mineral exploration activities in March 2001 with the purchase of fourteen unpatented mineral claims located in Elko County in the State of Nevada from Senate Capital Group Inc. Senate Capital Group Inc. is a private company controlled by Mr. Dennis Higgs, who is our CEO and President and owns approximately 40% of our issued and outstanding shares. We refer to these mineral claims as the Burner Hills mineral claims. Our decision to purchase these mineral claims was based upon an evaluation of a geological report obtained by Senate Capital Group on the Burner Hills mineral claims. We own a 100% interest in the Burner Hills mineral claims. We presently plan to do preliminary exploration work to search for economic mineralization on these claims. We define economic mineralization as the presence of mineralization on our mineral claims in sufficient quantity and concentration and in an accessible location that would justify the commercial extraction of these minerals through an operating mine.

Our plan of operations is to conduct mineral exploration activities on the Burner Hills mineral claims in order to assess whether these claims possess commercially exploitable gold mineral reserves. We have completed the first stage of a four stage exploration program that has been recommended on our mineral properties. Rock samples collected from the Burner Hills mineral claims were analyzed for gold and silver mineralization as part of phase one. The results of this analysis indicated that gold and silver mineralization was present in the samples analyzed. While the presence of gold and silver mineralization in the samples analyzed is not necessarily indicative of gold and silver concentrations that may be achieved over a large sample of rock on the mineral claims, the results of the analysis indicated that gold and silver mineralization was present in sufficient concentrations to warrant proceeding with the second phase of the exploration program. This second phase was recommended to include detailed geologic mapping, additional rock chip sampling and completion of a detailed soil sample grid. We have completed the second phase of this exploration program. We have determined to proceed with the third recommended phase of exploration based on the results of phase two. We will assess whether to proceed with the fourth stage of the exploration program based on an analysis of whether the results of the third phase are sufficiently positive to warrant further exploration. In completing this determination, we will also assess whether the results are sufficiently positive to enable us to achieve the additional financing that would be required to proceed with the fourth phase. Our determination to proceed with each successive stage of exploration will be based on each of these determinations. Accordingly, we are not able to state how many phases of exploration we will complete on the Burner Hills mineral claims.

Our proposed exploration program is designed to explore for commercially exploitable deposits of gold and silver minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of gold or silver on these mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations. Our financial information as of September 30, 2002, being the date of our latest balance sheet included with this prospectus, is summarized below:

    ---------------------------------------------------------
    Revenue for nine months ended September 30, 2002     $NIL
    ---------------------------------------------------------
    Cash as at September 30, 2002                      $8,846
    ---------------------------------------------------------
    Total Assets as at September 30, 2002              $8,846
    ---------------------------------------------------------
    Current Liabilities as at September 30, 2002      $12,535
    ---------------------------------------------------------
    Working Capital Deficit as at September 30, 2002   $3,689
    ---------------------------------------------------------
    Accumulated Deficit to September 30, 2002         $94,364
    ---------------------------------------------------------




We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through stage two of our planned exploration program. However, our working capital is not sufficient to enable us to complete the third and fourth stages of our exploration program. Accordingly, we will require additional financing in order to complete the full four-stage exploration program.

We were incorporated on May 26, 1999 under the laws of the State of Nevada. Our principal offices are located at Suite 306 - 1140 Homer Street, Vancouver, British Columbia V6B 2X6. Our telephone number is (604) 689-1659.


The  Offering

Securities Being Offered           Up  to  1,340,500 shares of our common stock.

Offering Price and                 The  offering  price  of  the common stock is
Alternative Plan of Distribution   $0.35  per  share.  We intend to apply to the
                                   NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by market factors.
                                   The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum  Number  of  Shares        None.
To  Be  Sold  in  This  Offering

Securities  Issued                 5,640,500  shares  of  our  common  stock are
And  to  be  Issued                issued and outstanding as of the date of this
                                   prospectus. All of the common stock to be sold under this prospectus will be sold by existing  shareholders.

Use of Proceeds                    We  will  not  receive  any proceeds from the
                                   sale of the common stock by the selling shareholders.

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail.



Our current operating funds are less than necessary to complete the exploration of the mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of September 30, 2002, we had cash in the amount of $8,846. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to commence phase three of the recommended exploration program on the Burner Hills mineral claim, we will require additional financing in order to complete the
full-recommended  exploration  program.   We  will  also  require  additional
financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for silver and gold and the costs of mining these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. Even if we are successful in completing our current exploration program and we receive positive results, we will still have to undertake an extensive and expensive drilling program to determine the extent of mineralization on the Burner Hills mineral claims.



There  is  substantial  doubt  about our ability to continue as a going concern.



Our financial statements included with this prospectus have been prepared assuming we will continue as a going concern. Our auditors have made reference to the substantial doubt about our ability to continue as a going concern in their audit report on our audited financial statements for the year ended
December 31, 2001. As discussed in the notes to our audited financial statements, we have incurred a net loss of $49,623 from May 26, 1999 (inception) to December 31, 2001, have not attained profitable operations and are dependent upon obtaining adequate financing to fulfil our exploration activities. We have incurred a net loss of $94,364 from May 26, 1999 (inception) to September 30, 2002. These factors raise substantial doubt that we will be able to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Because we have not earned revenues from business operations, we face a high risk of business failure.

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 26, 1999 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims and obtaining a geological report on our mineral claims. We have not earned any revenues as of the date of this prospectus and there is no assurance that we will achieve revenues if we carry out our plan of operations. We face a high risk of business failure as a result of these factors.

Because of the speculative nature of exploration of mineral exploration properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. We can provide investors with no assurance that our mineral claims contain commercially exploitable reserves of gold and silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. Additional potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates of recommended work programs. These risks may result in us being able to establish the presence of commercial quantities of ore on our mineral claims with the result that we may not be able to fund future exploration activities. In such a case, we would be unable to complete our business plan.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We may not have sufficient capital available to cover the payment of such liabilities or damages which could result in our having to shut down our operations. We do not have any insurance to cover such potential liabilities or damages.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Higgs, our president, is a consultant who provides his management services to many companies, including companies involved in geological exploration. Mr. Higgs provides his services on a part-time basis averaging approximately 8 hours per week. We have entered into an office facilities and service contract with Senate Capital Group Inc., wholly owned by Dennis Higgs to provide office facilities and administrative services. This agreement, however, provides that Mr. Higgs and Senate Capital are entitled to pursue other business activities, provided that these other activities do not interfere with Mr. Higgs's obligations to us. Mr. Higgs anticipates that he will not spend a significant amount of his business time on our business activities based on our current plan of operations. If the demands of our business require the full business time of Mr. Higgs, he is prepared to adjust his timetable to devote more time to our business. However, there can be no assurance that Mr. Higgs will be able to devote sufficient time to the management of our business, as and when needed.

Because our executive officers do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

While Mr. Dennis Higgs and Ms. Aileen Lloyd, our executive officers and directors, have experience managing a mineral exploration company, they do not have formal training as geologists or in the technical aspects of management of a mineral exploration company. Additionally, neither Mr. Higgs nor Ms. Lloyd have ever managed any company involved in starting or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Our decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, the lack of training and experience of our management in this industry could result in management making decisions that could result in a reduced likelihood of our being able to locate commercially exploitable reserves on our mineral claims with the result that we would not be able to achieve revenues or raise further financing to continue exploration activities. In view of this risk, we will have to rely on the technical services of others trained in appropriate areas. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.

Our management may have conflicts of interest that will not be resolved in the best financial interest of Carleton Ventures.

Our president and one of our directors, Mr. Dennis Higgs, is the sole shareholder of a private company, Senate Capital Group Inc., which originally purchased our mineral claims and subsequently sold our mineral claims to us at a cost greater than the cost originally paid for the claims. In addition, we are party to a management agreement with Senate Capital Group Inc. whereby Senate

Capital Group provides the management services of Mr. Higgs and office administration services in consideration for a monthly fee of $1,000 per month. Neither of these transactions were arms-length transactions as Mr. Higgs was one of our directors and officers at the time we entered into the transaction. There is a risk that Mr. Higgs may develop a conflict of interest with respect to the management contract or other business matters, pursuant to which he and Carleton Ventures have adverse interests. There can be no assurance that any conflict that may arise will be resolved in the best economic interest of Carleton Ventures.

Because members of our management control all matters requiring shareholder approval, there is a possibility that they may cause Carleton Ventures to act or refrain from acting in a way that is inconsistent with the best interest of shareholders other than themselves.

Our management presently controls 57.6% of our common stock, representing a majority of our common stock. Mr. Dennis Higgs owns 2,250,000 shares, representing 39.9% of our common stock. Ms. Aileen Lloyd, our secretary, treasurer and one of our directors, owns 1,000,000 shares, representing 17.7% of our common stock. Accordingly, Mr. Higgs and Ms. Lloyd will have the ability to elect all of the members of our board of directors and will have the ability to approve or disapprove all significant corporate transactions to which we are a party. This control over all matters requiring shareholder approval could lead our management to cause us to enter into agreements, take actions or refrain from taking action that is in their individual best interests, but not in the best interests of other shareholders.

Because we face competition from other junior exploration companies, there is risk that we will face a decreased likelihood of being able to obtain necessary financing, additional mineral properties of merit or being able to enter into arrangements for the further exploration of our mineral property.

We presently compete with other junior mineral exploration companies. We compete for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. We also compete for mineral properties of merit which may affect our ability to acquire additional claims in the region of the Burner Hills mineral claims. We will also face competition if we try to sell our mineral claims to a senior exploration company or if we attempt to enter into a joint venture agreement with a senior exploration company for the further exploration of our mineral claims. These factors could result in a decreased likelihood of our obtaining additional financing and could adversely impact on our ability to continue further exploration.

                       Risks Related To Legal Uncertainty

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict the exploration and use of minerals. We will be subject to the State of Nevada and US federal laws as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.

However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,340,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 23.8% of the common shares outstanding as of the date of this prospectus.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.35 per share offering price of our common stock was determined based on the last sales price from our most recent private offering of common stock. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, we anticipate the actual price of sale would vary according to the selling decisions of each selling shareholder and the market for our common stock at the time of re-sale. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders. The actual price of stock will be determined by market factors at the time of sale.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,340,500 shares of common stock offered through this prospectus. The shares include the following:

     1. 1,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 12, 2001;

     2. 90,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 14, 2001;

     3. 50,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 21, 2002;

None of the selling shareholders are registered broker-dealers or affiliates of registered broker-dealers.



The following table provides as of December 13, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:



     1.   the  number  of  shares  owned  by  each  prior  to  this  offering;
     2.   the  total  number  of  shares  that  are  to  be  offered  by  each;
     3. the total number of shares that will be owned by each upon completion of the offering;
     4.   the  percentage  owned  by  each  upon completion of the offering; and
     5. the identity of the beneficial holder of any entity that owns the shares.


--------------------------------------------------------------------------------
                                               Total
                                             Number Of   Total Shares   Percent
                                            Shares To Be    To Be       Owned
                                             Offered For   Owned Upon    Upon
                             Shares Owned     Selling    Completion   Completion
                             Prior To This  Shareholders   Of This     Of This
Name Of Selling Stockholder    Offering       Account      Offering    Offering
--------------------------------------------------------------------------------
PETER BELL                     250,000        250,000         NIL         NIL
#105-3389 Capilano Road
North Vancouver, BC
Canada V7R 4W7
--------------------------------------------------------------------------------
ERIC G. FERGIE                 300,000        300,000         NIL         NIL
2221 Venables St.
Vancouver, BC
Canada V5V 2J5
--------------------------------------------------------------------------------

Table is continued from page 11

--------------------------------------------------------------------------------
                                               Total
                                             Number Of   Total Shares   Percent
                                            Shares To Be    To Be       Owned
                                             Offered For   Owned Upon    Upon
                             Shares Owned     Selling    Completion   Completion
                             Prior To This  Shareholders   Of This     Of This
Name Of Selling Stockholder    Offering       Account      Offering    Offering
--------------------------------------------------------------------------------
CRAIG GRAUPE                   250,000        250,000         NIL         NIL
308 Mount Rooster Cir. SE
Calgary, AB
Canada T2Z 3J2
--------------------------------------------------------------------------------
SEAN HURD                      150,000        150,000         NIL         NIL
#101-2028 W. 11th Ave.
Vancouver, BC
Canada, V6J 2C9
--------------------------------------------------------------------------------
KATHRYN PLAYER                 250,000        250,000         NIL         NIL
2118 Greylynn Crescent
North Vancouver, BC
Canada V7J 2X7
--------------------------------------------------------------------------------
JOHN A. MEYER                    1,000          1,000         NIL         NIL
Suite 804-1415 W. Georgia St.
Vancouver, BC
Canada V6G 3C8
--------------------------------------------------------------------------------
JANICE STEVENS                   1,000          1,000         NIL         NIL
Suite 804-1415 W. Georgia St.
Vancouver, BC
Canada V6G 3C8
--------------------------------------------------------------------------------
LASZLO BASTYOVANSKY              3,000          3,000         NIL         NIL
Unit #15 2669 Shelbourne St.
Victoria, BC

Canada V8R 4M1
--------------------------------------------------------------------------------

Table is continued from page 12

--------------------------------------------------------------------------------
                                               Total
                                             Number Of   Total Shares   Percent
                                            Shares To Be    To Be       Owned
                                             Offered For   Owned Upon    Upon
                             Shares Owned     Selling    Completion   Completion
                             Prior To This  Shareholders   Of This     Of This
Name Of Selling Stockholder    Offering       Account      Offering    Offering
--------------------------------------------------------------------------------
ROSS BAILEY                      1,000          1,000         NIL         NIL
2641 W. 11th Ave.
Vancouver, BC
Canada V6K 2L7

--------------------------------------------------------------------------------

NEIL MURRAY-LYON                 3,000          3,000         NIL         NIL
235 Melville Apt. 3
Westmount, QC
Canada H3Z 2J6
--------------------------------------------------------------------------------
ALLAN KELLEY                     1,000          1,000         NIL         NIL
2140-650 W. Georgia St.
Vancouver, BC
Canada V6B 4N7
--------------------------------------------------------------------------------
DIANE FORWARD                   20,000         20,000         NIL         NIL
4514 2nd Ave.
Vancouver, BC
Canada V6R 4L3
--------------------------------------------------------------------------------
JIM BARTON                       3,000          3,000         NIL         NIL
44360 Sumas Central Rd.
Chilliwack, BC
Canada V2R 4L3
--------------------------------------------------------------------------------
WENDY BARTON                     3,000          3,000         NIL         NIL
44360 Sumas Central Rd.
Chilliwack, BC
Canada V2R 4L3
--------------------------------------------------------------------------------
CRAIG BARTON                     3,000          3,000         NIL         NIL
44360 Sumas Central Rd.
Chilliwack, BC
Canada V2R 4L3
--------------------------------------------------------------------------------

Table is continued from page 13

--------------------------------------------------------------------------------
                                               Total
                                             Number Of   Total Shares   Percent
                                            Shares To Be    To Be       Owned
                                             Offered For   Owned Upon    Upon
                             Shares Owned     Selling    Completion   Completion
                             Prior To This  Shareholders   Of This     Of This
Name Of Selling Stockholder    Offering       Account      Offering    Offering
--------------------------------------------------------------------------------
NICOLE BARTON                    3,000          3,000         NIL         NIL
44360 Sumas Central Rd.
Chilliwack, BC
Canada V2R 4L3
--------------------------------------------------------------------------------
BARRIE M. GILMORE               20,000         20,000         NIL         NIL
Suite 850-1075 W. Georgia St.
Vancouver, BC
Canada V6E 3C9
--------------------------------------------------------------------------------
AL CHARUK                        1,000          1,000         NIL         NIL
5770 Sherwood Blvd.
Delta, BC
Canada V4L 2C6
--------------------------------------------------------------------------------
CHRIS BUNKA                      1,000          1,000         NIL         NIL
5774 Deadpine Dr.
Kelowna, BC
Canada V1P 1A3
--------------------------------------------------------------------------------
McCUTCHEON MANAGEMENT LTD.       2,000          2,000         NIL         NIL
Suite 1201 845 Chilco St.
Vancouver, BC
Canada V6G 2R2
Beneficial Holder:
John McCutcheon
--------------------------------------------------------------------------------

Table is continued from page 14

--------------------------------------------------------------------------------
                                               Total
                                             Number Of   Total Shares   Percent
                                            Shares To Be    To Be       Owned
                                             Offered For   Owned Upon    Upon
                             Shares Owned     Selling    Completion   Completion
                             Prior To This  Shareholders   Of This     Of This
Name Of Selling Stockholder    Offering       Account      Offering    Offering
--------------------------------------------------------------------------------
NUPUR TALWAR                     2,000          2,000         NIL         NIL
Apt 707 1275 Pacific St.
Vancouver, BC
Canada V6E 1T6
--------------------------------------------------------------------------------
531287 BC LTD.                   5,000          5,000         NIL         NIL
2508 Folkestone Way
West Vancouver, BC
Canada
Beneficial Holder:
Arthur Brown
--------------------------------------------------------------------------------
CARDY MANAGEMENT CORP.           1,000          1,000         NIL         NIL
2773 W. 35th Ave.
Vancouver, BC
Canada V6N 2M1
Beneficial Holder:
Daryl Cardy
--------------------------------------------------------------------------------
BOB QUARTERMAIN                  2,000          2,000         NIL         NIL
1180 999 W. Hastings St.
Vancouver, BC
Canada V6C 2W2
--------------------------------------------------------------------------------
PAUL LAFONTAINE                  1,000          1,000         NIL         NIL
1607-1238 Richards St.
Vancouver, BC
Canada V6B 6N6
--------------------------------------------------------------------------------
KENNETH McNAUGHTON               1,000          1,000         NIL         NIL
1180 999 W. Hastings St.
Vancouver, BC
Canada V6C 1X8
--------------------------------------------------------------------------------
BRUCE HORTON                     1,000          1,000         NIL         NIL
Suite 303 543 Granville St.
Vancouver, BC
Canada V6C 1X8
--------------------------------------------------------------------------------

Table is continued from page 15

--------------------------------------------------------------------------------
                                               Total
                                             Number Of   Total Shares   Percent
                                            Shares To Be    To Be       Owned
                                             Offered For   Owned Upon    Upon
                             Shares Owned     Selling    Completion   Completion
                             Prior To This  Shareholders   Of This     Of This
Name Of Selling Stockholder    Offering       Account      Offering    Offering
--------------------------------------------------------------------------------
MARGARET ZARCHEKOFF              2,000          2,000         NIL         NIL
140 Point Dr. NW Apt 5
Calgary, AB
Canada T1W 1K6
--------------------------------------------------------------------------------
CURTIS ZARCHEKOFF                2,000          2,000         NIL         NIL
#41-200 Glacier Dr.
Canmore, AB
Canada T1W 1K6
--------------------------------------------------------------------------------
TRISTONE CAPITAL (BVI), INC.     2,000          2,000         NIL         NIL
Road Town Tortola
PO Box 3186
British Virgin Islands
Beneficial Holder:
Richard and Mike Evans
--------------------------------------------------------------------------------
849011 ALBERTA LTD.              1,500          1,500         NIL         NIL
Suite 1001-1001 14th Ave. SW
Calgary, AB
Canada T2H 1L2
Beneficial Holder:
Glen Kindellan
--------------------------------------------------------------------------------
293020 BC LTD.                   1,500          1,500         NIL         NIL
508-626 Pender St. West
Vancouver, BC
Canada V6B 1V9
Beneficial Holder:
Harry Barr
--------------------------------------------------------------------------------

Table is continued from page 16

--------------------------------------------------------------------------------
                                               Total
                                             Number Of   Total Shares   Percent
                                            Shares To Be    To Be       Owned
                                             Offered For   Owned Upon    Upon
                             Shares Owned     Selling    Completion   Completion
                             Prior To This  Shareholders   Of This     Of This
Name Of Selling Stockholder    Offering       Account      Offering    Offering
--------------------------------------------------------------------------------
TIBOR GAGDIES                    1,000          1,000         NIL         NIL
588 Ellstree
North Vancouver, BC
Canada
--------------------------------------------------------------------------------
ANDREW DOYLE                     1,500          1,500         NIL         NIL
933-595 Burrard St.
Vancouver, BC
Canada V7X 1G4
--------------------------------------------------------------------------------
ROBERT A. MONTGOMERY            50,000         50,000         NIL         NIL
Derwentwater West
Lyford Place, Lyford Cay
New Providence, Bahamas
--------------------------------------------------------------------------------


The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None  of  the  selling  shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

     (2)  has  ever  been  one  of  our  officers  or  directors.

                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.   In  privately  negotiated  transactions;
3.   Through  the  writing  of  options  on  the  common  stock;
4.   In  short  sales;  or
5.   In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.35 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:


1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.


The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.



Our agent for service of process in Nevada is Cane O'Neill Taylor, LLC, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.





          Directors, Executive Officers, Promoters And Control Persons



Our  executive  officers  and directors and their respective ages as of December
13,  2002  are  as  follows:



Directors:

Name  of  Director          Age
----------------------      ---
Dennis  Higgs               44
Aileen  Lloyd               49



Executive  Officers:

Name  of  Officer           Age      Office
--------------------        -----    -------
Dennis  Higgs               44       President and Chief Executive Officer
Aileen  Lloyd               49       Secretary, Treasurer and
                                     Chief Financial Officer


Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Dennis Higgs is our president and chief executive officer and is a member of our board of directors. Mr. Higgs was appointed to our board of directors as our president and chief executive officer on May 26, 1999.

In 1981, Mr. Higgs graduated from the University of British Columbia, Vancouver, B.C. with a Bachelor of Commerce degree. He then completed the Canadian Securities Course conducted by the Canadian Securities Institute of Toronto, Canada. In 1982, Mr. Higgs completed The Registered Representatives Exam also conducted by the Canadian Securities Institute, Toronto, Canada. In 1983, Mr. Higgs completed the Canadian Options Course offered by the Canadian Securities Institute, Canada.

Mr. Higgs has served as a director and officer of the following companies during the past five years:

1. Mr. Higgs is a director and officer of Senate Capital Group Inc., a British Columbia company since July 1990. In this position, Mr. Higgs provides management consulting and investor relations services.

2. Mr. Higgs has been a director and the president of Miranda Diamond Corp. (formerly Thrush Industries Inc. and formerly Miranda Industries Inc.), a Canadian public reporting gold exploration company, since May 1993. In this position, Mr. Higgs provides management consulting services to Miranda Diamond Corp.

3. Mr. Higgs has been a director and officer of Ubex Capital Inc., a private British Columbia company since February 1984. Ubex Capital is in the business of investing in start-up companies and providing management consulting services, including advising on the acquisition and disposition of mineral properties. These management consulting services include services provided by Mr. Higgs through Ubex Capital.

4. Mr. Higgs was a director and the president of Airbomb.com Inc, a public reporting company from July 1987 to July 1990 and then again from March 1991 through December 1999. From December 1999 to December 2000, Mr. Higgs was only a director of Airbomb. Airbomb is a sporting goods company reporting under the US Securities Exchange Act of 1934.

5. Mr. Higgs was a director of Braddick Resources Ltd., a Canadian public reporting company from October 1993 to December 1997. Braddick is a junior resource company engaged in the business of mineral exploration.

6. Mr. Higgs was a director of First Choice Industries Inc., a Canadian public reporting company from October 1993 to March 1998. Mr. Higgs was president from October 1993 to April 1995. First Choice is a junior resource company engaged in the business of mineral exploration.

Ms. Aileen Lloyd is our secretary, treasurer and chief financial officer and is a member of our board of directors. Ms. Lloyd was appointed to our board of directors and as our secretary, treasurer and chief financial officer on May 26, 1999.

Ms. Lloyd has been an administrative assistant with Senate Capital Group Inc., a private venture capital and management consulting company, since October 1990. In this position she provides management services to publicly traded companies. Ms. Lloyd has served as a director or officer of the following companies during the past five years:


1.   Ms.  Lloyd  has  been  a director of Miranda Diamond Corp. (formerly Thrush
     Industries Inc. and formerly Miranda Industries Inc.), a Canadian public reporting gold exploration company since May 1993. In this position, Ms. Lloyd provides management services.

2. Ms. Lloyd was a director of First Choice Industries Inc., a Canadian public reporting resource exploration company from July 1992 through March 1998. In this position, Ms. Lloyd provided management services.

3. Ms. Lloyd was a director of North American Scientific Inc., a US public reporting manufacturing company from July 1990 through 1997. In this position, Ms. Lloyd provided management services.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We have no significant employees other than the officers and directors described above.


         Security Ownership Of Certain Beneficial Owners And Management


The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 13, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our named executive officers; and (iv) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.



--------------------------------------------------------------------------------

                    Name and address       Number of Shares    Percentage  of
Title  of class     of beneficial owner    of Common Stock     Common Stock (1)
--------------------------------------------------------------------------------


DIRECTORS  AND  EXECUTIVE  OFFICERS

Common Stock       Dennis Higgs             2,250,000 shares (2)    39.9%
                   Director, President and
                   Chief Executive Officer
                   Suite  306 - 1140 Homer Street
                   Vancouver, British Columbia
                   Canada V6B 2X6

Common  Stock      Aileen  Lloyd            1,000,000 shares (3)    17.7%
                   Director,  Secretary,  Treasurer
                   and  Chief  Financial  Officer
                   Suite  306  -  1140  Homer  Street
                   Vancouver,  British  Columbia
                   Canada  V6B  2X6  (3)


Common  Stock      All Officers and
                   Directors                3,250,000 shares       57.6%
                   as  a  Group  (2  persons)
--------------------------------------------------------------------------------

5%  STOCKHOLDERS

Common  Stock      Eric G. Fergie            300,000  shares        5.3%
                   2221  Venables  St.
                   Vancouver,  BC
                   Canada  V5V  2J5

Common  Stock      Darcy  Higgs              700,000  shares (4)   12.4%
                   4756  Drummond  Drive
                   Vancouver,  BC
                   Canada  V6R  1K8

Common  Stock      Carleen Higgs             700,000  shares (5)   12.4%
                   4756  Drummond  Drive
                   Vancouver,  BC
                   Canada  V6R  1K8

--------------------------------------------------------------------------------




(1) The percent of class is based on 5,640,500 shares of common stock issued and outstanding as of December 13, 2002.



(2) Includes 375,000 shares in the name of Dennis Higgs, 375,000 shares held in the name of Senate Equities Corp., which is wholly owned by Menace Capital Corp., which is in turn wholly owned by Dennis Higgs, and 1,500,000 shares were acquired in the name of Senate Capital Group Inc. in exchange for the assignment of the mineral claims. Senate Capital is wholly owned by Dennis Higgs.
(3) Includes 750,000 shares in the name of Aileen Lloyd and 250,000 in the name of her husband, Gordon Lloyd.
(4) Includes 350,000 shares in the name of Darcy Higgs and 350,000 shares in the name of Santorini Investment Corp., a private company controlled by Carleen Higgs, the wife of Darcy Higgs.
(5) Includes 350,000 shares in the name of Santorini Investment Corp., a private company controlled by Carleen Higgs, and 350,000 shares in the name of Darcy Higgs, the husband of Carleen Higgs.


It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            Description Of Securities

General



Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 13, 2002, there were 5,640,500 shares of our common stock issued and outstanding that were held by forty-four (44) stockholders of record. We have not issued any shares of preferred stock.



Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:


(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the State of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation.


                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, any interest, direct or indirect, in the registrant or any of its parents or subsidiaries.

Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.



Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.



Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.



      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We  were  incorporated  on  May  26, 1999 under the laws of the State of Nevada.

We purchased fourteen unpatented mineral claims located in Elko County in the State of Nevada from Senate Capital Group Inc. in March 2001.

Mr. Dennis Higgs, our president and a director, and Ms. Aileen Lloyd, our secretary, treasurer and a director, have been our sole promoters since our inception.

Mr. Higgs acquired 375,000 shares of our common stock at a price of $0.001 US per share on February 26, 2001. Mr. Higgs paid a total purchase price of $375 for these shares. In addition to this acquisition of stock, Mr. Higgs acquired a beneficial interest in 1,875,000 shares of our common stock as follows:




1. 1,500,000 shares of our common stock issued to Senate Capital Group Inc. in exchange for the assignment of the Burner Hills mineral claims. In addition, Senate Capital Group has entered into an office facilities and service contract with us in which it provides office space, administrative services and phone and equipment usage in exchange for a payment of $1000 per month. The term of the office facilities and service contract with Senate Capital Group is on a month to month basis commencing February 1, 2001. Through September 30, 2002, $20,000 had been charged to us under this agreement, of which $5,500 has been accrued and $14,500 had been paid. Mr. Higgs is the sole stockholder of Senate Capital Group Inc.

2. 375,000 shares of our common stock sold to Senate Equities Corp. at a price of $0.001 US per share on February 26, 2001. Mr. Higgs is the sole stockholder of Menace Capital Corp., which wholly owns Senate Equities Corp.



Other than the purchase of her stock, Ms. Lloyd has not entered into any agreement with us in which she is to receive or provide to us any thing of value. Ms. Lloyd works for Senate Capital Group Inc., which has an office facilities and service contract with the Company. Ms. Lloyd acquired 750,000 shares of our common stock at a price of $0.001 US per share on February 26, 2001. Ms. Lloyd paid a total purchase price of $750 for these shares.


                             Description Of Business


In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own fourteen unpatented mineral claims that we refer to as the Burner Hills mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of gold or silver. We can provide no assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition  of  the  Burner  Hills  Unpatented  Mineral  Claims


We purchased a 100% interest in fourteen unpatented mineral claims located in Elko County in the State of Nevada from Senate Capital Group Inc. in March 2001. We paid a purchase price of $10,051.88 and issued 1,500,000 shares of our common stock to Senate Capital Group in consideration for these mineral claims.

The  Burner  Hills mineral claims were recorded on November 19, 2000 by Mr. John
A. Rice. The Burner Hills mineral claims were subsequently sold to Senate Capital Group, a private company controlled by Mr. Dennis Higgs, our president and a director, in December 2000 for a purchase price of $10,051.88. This amount was comprised of Mr. Rice's costs in acquiring the mineral claims, plus a finders fee of $6,000.

Mr. Rice prepared a geological report on the Burner Hills mineral claims in December 2000 for Mr. Higgs on behalf of Senate Capital Group. This initial geological report summarized the information from previous exploration of the mineral claims and recommended exploration procedures on the mineral claims.

We entered into the mineral property purchase agreement with Senate Capital Group on March 14, 2001. Under the terms of this agreement, we acquired title to the Burner Hills mineral claims and the December 2000 geological report prepared by Mr. Rice in a non-arms-length transaction. We paid to Senate Capital Group the amount of $10,051.88 and issued to Senate Capital Group a total of 1,500,000 shares of our common stock in consideration for this acquisition. The total consideration issued to Senate Capital Group was based on the determination of the value of the Burner Hills mineral claims by our board of directors as being equal to $25,051.88 as of March 14, 2001. This determination was a subjective determination made by our board of directors based on several factors, including the cost to acquire the mineral claims, the subjective assessment by our board of directors of the results of the December 2000 geological report received from Mr. Rice and the subjective assessment by our board of directors of the market for prospective gold exploration properties of similar merit in the region of the Burner Hills minerals claims. Our board of directors did not obtain or consider any evaluation of the Burner Hills mineral claims made by any arms-length party in making this subjective determination. Accordingly, we can give investors no assurance that the value of the Burner Hills mineral claims arrived at by our board of directors is representative of the fair market value of the Burner Hills mineral claims. The cash consideration of $10,051.88 paid to Senate Capital Group was based on the cost paid by Senate Capital Group to acquire the mineral claims from Mr. Rice. The share consideration issued was based on the last sales price of our common stock of $0.01 per share, for total share consideration of $15,000.

The transaction that we entered into with Senate Capital Group was not an arms length transaction as Mr. Dennis Higgs, our president and a director, is the sole shareholder of Senate Capital Group. Mr. Higgs is one of our two directors and had a conflict of interest in this transaction. Accordingly, the determination of the market value of the Burner Hills mineral claims and the consideration that we paid for the Burner Hills was not an independent arms-length transaction.

Recording  of  the  Burner  Hills  Unpatented  Mineral  Claims

The Burner Hills mineral claims were recorded with the Bureau of Land Management of the United States Department of the Interior under the following names and claim numbers:

     Name  of  Mineral  Claim     Claim Number
     ------------------------     -------------

     Pepper  1                    NMC#822713
     Pepper  2                    NMC#822714
     Pepper  3                    NMC#822715
     Pepper  4                    NMC#822716
     Pepper  5                    NMC#822717
     Pepper  6                    NMC#822718
     Pepper  7                    NMC#822719
     Pepper  8                    NMC#822720
     Pepper  9                    NMC#822721
     Pepper  10                   NMC#822722
     Pepper  11                   NMC#822723
     Pepper  12                   NMC#822724
     Pepper  13                   NMC#822725
     Pepper  14                   NMC#822726


The township, range and sections of the Burner Hills mineral claims are as follows:


Name  of  Mining  Claim     Section     Township     Range
-----------------------------------------------------------
-----------------------------------------------------------
Pepper  1                    12          41N          47E
-----------------------------------------------------------
Pepper  2                    12          41N          47E
-----------------------------------------------------------
Pepper  3                    12          41N          47E
-----------------------------------------------------------
Pepper  4                    12          41N          47E
-----------------------------------------------------------
Pepper  5                    12          41N          47E
-----------------------------------------------------------
Pepper  6                    12          41N          47E
-----------------------------------------------------------
Pepper  7 SW                 12          41N          47E
Pepper  7 NW                 13          41N          47E
-----------------------------------------------------------
Pepper  8 SW                 12          41N          47E
Pepper  8 NW                 13          41N          47E
-----------------------------------------------------------
Pepper  9                    13          41N          47E
-----------------------------------------------------------
Pepper  10                   13          41N          47E
-----------------------------------------------------------

                                       28



-----------------------------------------------------------
Pepper  11                   13          41N          47E
-----------------------------------------------------------
Pepper  12                   13          41N          47E
-----------------------------------------------------------
Pepper  13                   13          41N          47E
-----------------------------------------------------------
Pepper  14                   13          41N          47E
-----------------------------------------------------------



Mr. Rice recorded these claims in November 2000 to cover the main area of potential gold and silver mineralization. We are the legal and beneficial owner of title to the mineral claims, and no other person or entity has any interest in the mineral claims. The mineral claims are unpatented mineral claims that give us a property right to the minerals in the claims and the right to use the surface to extract minerals. Title to the land comprising the mineral claims and the surface resources is owned by the United States.

In order to maintain our mineral claims in good standing, we must pay maintenance fees in lieu of completing exploration work with the Bureau of Land Management of the United States Department of the Interior. Currently, a maintenance fee of $100 per mineral claim must be paid in each year to maintain the mineral claims for an additional year. In total, we must pay $1,400 per year to maintain the Burner Hills mineral claims in good standing for each year. Extension of our claims is automatic upon payment of the required maintenance fees. If we fail to pay the maintenance fees, then our mineral claims will lapse and we will lose all interest that we have in these mineral claims. We extended our mineral claims to September 1, 2003 by paying the required maintenance fees to the Bureau of Land Management in August, 2002.

Location  of  the  Burner  Hills  Unpatented  Mineral  Claims

The Burner Hills mineral claims are located approximately sixteen miles north, northeast of Midas, Nevada. Elevations in the area range from 1700 meters to 1925 meters. The property is accessed via a two-track dirt road from County Road 18, a well-maintained gravel road that provides access to Midas from either Winnemucca or Elko.

Geological  Report

We received an initial geological evaluation report on the Burner Hills mineral claims prepared by Mr. John A. Rice and dated December 2000. Mr. Rice is a graduate of the Colorado State University and holds a Bachelors of Science degree in Geology (1978) and a Masters of Science degree in Economic Geology
(1984) from the Colorado State University. Mr. Rice is a member of the Geological Society of Nevada and the Society of Economic Geologists. We received this December 2000 geological report upon our acquisition of the Burner Hills mineral claims. We have received an updated geological work program from Mr. Rice dated November 2001. This updated geological report incorporates the results of the completion by Mr. Rice as our geological consultant of phase one of the geological work program recommended by Mr. Rice in his December 2000 geological report.

The purpose of the initial geological report was to summarize the information from the previous exploration of the mineral claims and to recommend exploration procedures on the mineral claims. The initial geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The initial geological report also gives conclusions regarding potential mineralization of the mineral claims and recommended a two phase geological exploration program.

Exploration  History  of  the  Unpatented  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Rice. The following summary of the exploration history of the mineral claims is based on Mr. Rice's description.

1. The earliest activities in the area of the mineral claims began in the 1880's when miners extracted silver-lead ore from the Mint mine, an abandoned mine located on the Burner Hills mineral claims;


2. In 1893, mining operations ceased, but were renewed in the 1930's and 1940's;

3. We completed the first phase of our exploration program consisting of additional mapping and rock sampling during the 2001 field season.

Geology  of  the  Unpatented  Mineral  Claims

In the updated report of Mr. Rice dated November 2001, Mr. Rice concludes that there are three veins that have the potential of hosting economic gold and silver mineralization on the Burner Hills mineral claims. Economic mineralization is the presence of mineralization on our mineral claims in sufficient quantity and concentration and in an accessible location that would justify the commercial extraction of these minerals through an operating mine. Economic mineralization would be identified by delineation of a body of ore by drilling and/or underground sampling to demonstrate that the ore body has a sufficient tonnage and average grade of metals to justify commercial extraction.

The quartz veins identified on the Burner Hills mineral claims are present within volcanic and sedimentary rocks present on the Burner Hills mineral claims. A quartz vein is a body of quartz rock, frequently long and narrow, that may contain gold. Quartz veins that host gold, silver and base metal mineralization are typical of a low sulfidation, epithermal hot-springs gold system. A low sulfidation, epithermal hot-springs gold system is a gold deposit  formed  by  hot-springs  activity  with  low  sulfur  content.


The primary area of exploration interest on the Burner Hills mineral claims is the area of the Mint Mine, where historic production of silver and lead began in the 1880's. The Mint mine is an abandoned mine located on the Burner Hills mineral claims. The Mint mine is located on a quartz vein known as the Mint vein. The Mine vein refers to a quartz vein identified on the Burner Hills mineral claims. Prospect pits and quartz vein material associated with the Mint vein occur on the surface of the Burner Hills mineral claims over an extent of 450 meters (approximately 1500 feet). A parallel vein to the south of the Mint vein has also been identified on the Burner Hills mineral claims. Mineralization occurring at the junctions of the identified veins are primary exploration targets because of the possibility of locating high grade gold and silver deposits at these structurally prepared intersections.

Mr. Rice notes in his updated report that recent successes in Nevada have occurred in old mining districts with drilling below zones of historic production. The Burner Hills property has this type of potential, and thus, Mr. Rice concludes that it should be thoroughly explored.

Exploration  Program

In his geological report dated December 2000, Mr. Rice recommended the completion of a two phase geological work program on the Burner Hills mineral claims. The first phase of the work program was recommended to consist of geologic mapping and sampling and a soil geochemistry orientation survey. A soil geochemistry orientation survey involves the identification of elements or suite of elements present in soil sampled from the mineral claims with the objective of assessing the geology of the mineral claims. We proceeded with a portion of this recommended first phase of the exploration program during the 2001 field season at a cost of $1,830. This work program was completed by Mr. Rice as our consulting geologist and included the geological mapping and sampling work recommended by Mr. Rice in his December 2000 geological report, but did not include the soil geochemistry survey. As a result of the completion of this first phase of the work program, Mr. Rice delivered to us an updated geological report dated November 2001.

Results  and  Recommendations  of  the  Phase  I  Report  and Phase II Reports.

Samples collected by Mr. Rice from the Burner Hills mineral claims during phase one of our exploration program show that the area of the mineral claims is anomalous in gold and highly anomalous with silver, with the best results in the northeast striking veins, the Mint vein and the parallel vein to the south of the Mint vein. Assay results from these rock chip samples indicate that a mineralized system containing gold and silver is present. An assay is a chemical analysis of a rock sample to determine the amounts of metals in the rock sample and to test the rock sample for mineral composition, purity and weight. Anomalous concentrations of gold and silver are defined as concentrations of gold and silver that are statistically significantly greater than the base concentrations of gold and silver that would be expected to be found in the bedrock. The best assay results are from the Mint vein and the parallel vein identified to the south of the Mint claim. The assay results indicating a mineralized system containing gold and silver are important as we would not proceed to further stages of exploration on our property without assay results indicating mineralization in rock samples taken from the surface of the property.

Based on these assay results, Mr. Rice recommended a further three phase geological work program. This recommendation was based on the conclusion of Mr. Rice that the assay results were indicative of a gold and silver mineralized system below the surface of the Burner Hills mineral claims. The second and third phases of this exploration program were recommended in order to better identify exploration targets and to determine if further additional claims are required. If the location of additional claims was recommended, we would conduct a search of the Bureau of Land Management to determine if the land of interest adjacent to our unpatented mineral claims is available for staking. If the land had not been staked by any other person and was available for staking, we would retain our consulting geologist to complete the staking and make the required filings with the Bureau of Land Management in order to acquire unpatented mineral claims to this land. The location of further additional mineral claims adjacent to the existing Burner Hills mineral claims may be required if the exploration completed on the existing claims indicates that the identified mineralization extends beyond these claims, thereby warranting the location of additional claims to adequately cover the prospective mineralized system. The fourth phase would consist of a modest drilling program of a minimum of three holes.

We have accepted the recommendations of the phase one updated geological report and we proceeded to complete the second phase of the recommended exploration program in the summer of 2002. Mr. Rice visited the site of the mineral claims and completed the gathering of samples for analysis as part of this phase of exploration. The second phase included the completion of a detailed orientation soil grid. We received the geological report on Mr. John Rice summarizing the results of this second phase and giving further conclusions and recommendations in August 2002.


In his August 2002 geological report, Mr. Rice concluded that the results of the soil survey completed as part of the second phase show that there is a recognizable zone of mineralization present on the Burner Hills mineral claims. This zone is indicated by anomalous values of gold, silver and arsenic. Anomalous values of elements are concentrations that are statistically significantly greater than the base concentrations of elements that would be expected to be found in the bedrock. Mr. Rice concluded that these anomalies correlate with the Mint vein zone. Mr. Rice also concluded that the soil survey agrees with the geological map of the Mint vein is a discontinuous geological structure that trends from the old workings in the northeast to the southwestern edge of the property: a minimum distance of 900 metres (approximately 3000 feet). The gold soil map and silver soil map prepared by Mr. Rice as part of his August 2002 report show that high values of gold and silver are confined to the Mint vein structure. Mr. Rice concluded that these results were encouraging and recommended proceeding to phase three of the recommended exploration program. Phase three would involve the completion of an induced polarization geophysical survey. An induced polarization geophysical survey will involve the application of a current into the ground using a pair of electrodes and sampling of the results at various locations throughout the mineral claims. The results are then plotted on a map in order to map the lateral and vertical variations in electrical resistivity and chargeability of the minerals present on the claims. These results would then be interpreted by our geologist. The data from this work would be used to define targeted locations for the drilling program to be completed as part of the fourth phase of exploration. The estimated cost of completion of this third phase is $13,000. This estimate includes the costs associated with a geologist's review of the work conducted and interpretation of results.

The fourth phase of the recommended exploration program is to complete a modest drilling program consisting of a minimum of three drill holes. The estimated cost of completion of this fourth phase is $40,000. This estimate includes the costs associated with a geologist's review of the work conducted and interpretation of results.



The total cost for these two additional phases of the exploration program is thus estimated to be $53,000. Our working capital deficit position as of September 30, 2002 was $3,689. Accordingly, we will require additional financing in order to complete both of phase three and phase four of this exploration program. We currently do not have any arrangements for financing and we can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for silver and gold and the costs of mining these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.




We will make a determination whether to proceed with phase four upon completion of phase three and our review of the results of this third phase. In making this determination, we will assess whether the results of phase three are sufficiently positive to enable us to obtain the financing we will need for us to continue through phase four of the exploration program. Results that would be sufficiently positive will be based on the recommendations and conclusions of our geologist that will be contained in a geological report that we will receive on the results of this phase of exploration. The conclusions and recommendations will be based on the professional opinion of our geologist based on the results of this phase of exploration. Whether these conclusions and recommendations will warrant further investment will be based on many factors, including the price of gold, the market for shares of junior exploration companies, the market for financing of mineral exploration projects and the individual decisions of investors at the time of their evaluation of an investment. Given these factors, we can give investors no assurance as to what recommendations and conclusions arising from the results of phase three will be sufficiently positive for us to obtain additional financing and proceed with further exploration.

If  we  determine not to proceed with additional exploration on the Burner Hills mineral claims based on the results of phase three, then we anticipate that we will pursue the acquisition of an interest in an additional mineral property. We anticipate that any acquisition of an interest in an additional mineral property would be made by the acquisition of an option to acquire an interest in the mineral property that would be exercisable by our completing exploration work on the property. We anticipate that the acquisition of an option in a mineral property would be our only feasible plan of operations, as we anticipate that our financial resources after completion of phase two will be insufficient to acquire a full ownership interest in a property of merit. There is no assurance that we would be able to acquire an interest in any additional mineral property or achieve the additional financing necessary for us to proceed with exploration if an interest in an additional mineral property was acquired.

Each phase of the recommended work program would include a geological review and interpretation of the results of the phase. The geological review and interpretations required in each phase of the exploration program would be comprised of reviewing the data acquired and analyzing this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review would be to determine if there is sufficient indication of mineralization to warrant additional exploration. Positive results at each stage of the exploration program would be required to justify continuing with the next phase. Such positive results would include the identification of the zones of mineralization.

If we are not able to further proceed with phase three and phase four of the exploration of the Burner Hills mineral claims due to our inability to fund future exploration, then we plan to pursue the acquisition of another mineral property. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. We may also decide to expand the scope of targeted properties to include potential oil and gas properties if the market for minerals continues to be depressed. If we are unable to secure a mineral or natural resource property for exploration, then we would pursue the acquisition of another business or business asset. There is no assurance that we would be able to acquire any interest in any other mineral or natural resource property or other business in view of our limited financial resources. Further, we anticipate that we would be required to secure further financing in order to conduct any exploration on any mineral or natural resource property or business acquired. There is no assurance that we would be able to secure the required financing or that we would achieve profitability if financing was completed.



Our reasons for pursuing the acquisition of an additional property if we do not continue with exploration of the Burner Hills mineral claims would be to create value for our shareholders, although we anticipate that shareholders would suffer dilution if we were able to achieve additional financing to explore any new property. We anticipate that any new property would not be acquired in a related-party transaction with one of our officers or directors. However, our articles and bylaws and Nevada corporate law do not prohibit an acquisition of a new property in a related-party transaction with one of our officers or directors. Accordingly, it is possible that we could property in a related-party transaction with one of our officers or directors. We have no present intention to acquire or merge with any other company or to acquire any new property in a related-party transaction with one of our officers or directors.



Current  State  of  Exploration

Our mineral claims presently do not have any mineral reserves. The property that is the subject of our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claims.

We have only recently commenced exploration of the mineral claims and exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We may not have sufficient capital available to cover the payment of such liabilities or damages which could result in our having to shut down our exploration activities. We do not have any insurance to cover such potential liabilities or damages.

Competitive  Conditions

We are a junior mineral resource exploration company engaged in the business of mineral exploration. We compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We also compete for mineral properties of merit with other junior exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring the mineral properties. This competition could result in junior exploration companies acquiring mineral claims adjacent to the Burner Hills mineral claims which would result in our inability to acquire those adjacent mineral claims.

If the results of our mineral exploration program are successful, we may try to sell our mineral claims to a senior exploration company or to enter into a joint venture agreement with a senior exploration company for the further exploration and possible production of our mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a sale or a joint venture agreement with a senior exploration company. Senior exploration companies have limited ability to purchase properties from junior exploration properties or to enter into joint venture agreements with junior exploration programs and will seek the junior exploration companies who have the properties that they deem to be the most attractive in terms of potential return and investment cost.

Many of the junior mineral resource exploration companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit and on exploration of their mineral properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of mineral properties. This competition could result in our competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase mineral properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact on our ability to finance further exploration, to sell our mineral claims to a senior exploration company or to enter into a joint venture agreement with a senior exploration company.




Compliance  with  Government  Regulation

We will be required to conduct all mineral exploration activities in accordance with the Bureau of Land Management of the United States Department of the Interior. We have paid all maintenance fees on the Burner Hills mineral claims required to date. We have the right to remove mineral samples from the claims, to complete a soil geochemistry survey and an IP survey without obtaining any permit or government approval, provided that none of these exploration activities result in disturbance to the surface. Accordingly, we will be able to complete phase three of our exploration program without obtaining any permits or other government approval. The completion of phase three will not result in any environmental impact on the Burner Hills minerals claims and consequently there will be no expense associated with compliance with environmental laws for this phase.

We will be required to obtain a permit prior to the initiation of the fourth phase of the recommended exploration program as this stage will involve diamond drilling on the property. This permit must be obtained from the Bureau of Land Management. In order to obtain the permit, we would file a notice of intent with the BLM which would describe our plan of operations, including a description of our planned drilling program, the number of holes to be drilled and the disturbance to the land. We would also be required to demonstrate to the BLM that we had the necessary resources to pay for any required reclamation. It is estimated that it would take approximately two months to obtain the required permit at an estimated cost to us of $1,000.

We will incur additional expense associated with compliance with environmental laws in completing the fourth phase of the exploration program. Environmental laws will require that we reclaim the roads that we construct to carry out the drilling program comprising phase four and that we contain and bury the drilling fluids generated in the drilling process. The cost of road reclamation is typically 50% of the cost of road construction. This reclamation cost is estimated to be approximately $1,000 and is included in the budget of $40,000 for the completion of phase four. The cost of containing and burying the drilling fluids is negligible as it can be completed as part of the road reclamation project.

Employees

We have no employees as of the date of this prospectus other than our two officers.

We conduct our business largely through agreements with consultants and arms-length third parties.

Exploration  Expenditures




We incurred $4,605 in exploration expenditures during the nine months ended September 30, 2002 and $4,091 in exploration expenditures during our fiscal year ended December 31, 2001. These exploration expenditures were comprised of expenses incurred in connection with the exploration of our mineral claims. We did not incur any exploration expenditures during our fiscal year ended December 31, 2000.



Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

Reports  to  Security  Holders

At this time, we are not required to provide annual reports to security holders. We plan to file a registration statement with the Securities and Exchange Commission to become a reporting company under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. We currently have no plans to provide security holders with annual reports or audited financial statements until such time as we become a reporting company under the Securities Exchange Act of 1934. Thereafter, we will file annual reports with the Securities and Exchange Commission which will include audited financial statements. We anticipate that we will deliver our annual reports with our audited financial statements to our security holders in connection with our annual general meetings. When we are a reporting company under the Securities Exchange Act of 1934, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of Carleton Ventures Corp.'s electronic filings.

                               Plan Of Operations



Our business plan is to proceed with the exploration of the Burner Hills mineral claims to determine whether there are commercially exploitable reserves of gold and silver. We have completed the initial two phases of a recommended geological work program on the Burner Hills mineral claims. We have decided to continue through the third phase of the exploration program recommended by the geological report. We anticipate that phase three of the recommended geological exploration program will cost approximately $13,000. We had $8,846 in cash reserves as of September 30, 2002. Accordingly, we will require additional financing to complete phase three of the exploration program.

We have advanced funds to Mr. Rice, our geologist, to commence the third phase of the work program. We anticipate receiving a geological report summarizing the results of this phase of the exploration program from Mr. Rice upon completion of this third phase of exploration. We will assess the results of this program upon receipt of Mr. Rice's report.





We will assess whether to proceed to phase four of the recommended geological exploration program upon completion of an assessment of the results of phase three. In making this determination, we will review the conclusions and recommendations that we receive from Mr. Rice based on his geological review of the results of the first three phases. In making this determination, we will make an assessment as to whether the results of phase three are sufficiently positive to enable us to obtain the financing necessary to proceed. If we decide to proceed with the fourth phase of the recommended exploration program, we will have to raise additional funds as the anticipated cost of this fourth phase, which would include a drilling program, is $40,000. The anticipated cost of the fourth phase of the exploration program is in excess of our projected cash reserves remaining upon completion of phase three. We anticipate that we would start phase four in the first half of 2003 if we determine to proceed with this phase and we are successful in raising the required financing. We would apply to the Bureau of Land Management for the permit required to enable us to proceed with the fourth phase, which would include a drilling program, once we had raised the financing necessary for us to proceed with this fourth phase. We anticipate that we would apply for this permit approximately two months prior to proceeding to commence the fourth phase.

We anticipate that additional funding required to fund future phases of our exploration program will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed with any additional phase beyond phase three. We believe that debt financing will not be an alternative for funding future phases of our exploration program. We do not have any arrangements in place for any future equity financing.

If we determine not to proceed with additional exploration on the Burner Hills mineral claims based on the results of phase three, then we anticipate that we will pursue the acquisition of an interest in an additional mineral property. We anticipate that any acquisition of an interest in an additional mineral property would be made by the acquisition of an option to acquire an interest in the mineral property that would be exercisable by our completing exploration work on the property. We anticipate that the acquisition of an option in a mineral property would be our only feasible plan of operations, as we anticipate that our financial resources after completion of phase three will be insufficient to acquire a full ownership interest in a property of merit. There is no assurance that we would be able to acquire an interest in any additional mineral property or achieve the additional financing necessary for us to proceed with exploration if an interest in an additional mineral property was acquired. Our reasons for pursuing the acquisition of an additional property if we do not continue with exploration of the Burner Hills mineral claims would be to create value for our shareholders, although we anticipate that shareholders would suffer dilution if we were able to achieve additional financing to explore any new property. We anticipate that any new property would not be acquired in a related-party transaction with one of our officers or directors. We have no present intention to acquire or merge with any other company.

We anticipate that we will incur the following expenses over the next twelve months:

1. $13,000 in connection with the completion of the third phase of our recommended geological work program;

2. $40,000 in connection with the completion of the fourth phase of our recommended geological work program, if we decide to proceed with this phase;

3. $27,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934. These operating expenses include our expenses under our office and facilities contract with Senate Capital Group, in the amount of $12,000, and our expenses involved in filing the registration statement of which this prospectus forms a part with the Securities and Exchange Commission under the Securities Act of 1933, in the estimated amount of approximately $15,000;



We had cash in the amount of $8,846 and a working capital deficit in the amount of $3,689 as of September 30, 2002. Our total expenditures over the next twelve months are anticipated to be $80,000, of which $29,000 are anticipated to be incurred during the next nine months. This total expenditure figure includes the third and fourth phase to our exploration program and all operating expenses, including the legal and accounting fees associated with this registration statement. We will require additional financing to fund our operations for the next twelve months.

We plan to pursue additional financing in order to fund our plan of operations. We anticipate that any financing would involve private placement sales of our common stock. We can give investors no assurance as to whether we will achieve the financing required to continue our plan of operations or whether the financing will be completed as we are planning. If we do not raise any additional financing at this time, then we will not be able to continue our plan of operations.





Our plan of operations subsequent to the completion of phase four will depend on the success of the drilling program completed in phase four and on the success of further exploration that we will be required to carry out if we continue with exploration based on the results of phase four. If we proceeded to complete phase four, we would still be required to carry out further exploration activities, including completion of the following steps:




1. Completion of additional geological analysis, including additional geologic mapping and sampling. We estimate that this additional geological analysis could take approximately three months and cost up to $20,000;

2. Completion of additional road building, drilling and sampling. We estimate that this additional work could take up to three months and cost up to $20,000;

3. bulk sampling for metallurgical testing and engineering testing of drill samples for mineral recovery rates. We estimate that this additional testing could take approximately six months and cost up to $80,000.

These subsequent exploration activities would be determined based upon the results of the drilling program completed in phase four and a geological interpretation of the results of this phase. These results would be the subject of a geological report on the results of phase four. The nature of the subsequent exploration activities, the extent of additional exploration activities and the cost of these additional exploration activities would be determined based on the recommendations contained in this geological report.

Accordingly, the projected timetable and costs for completing the subsequent exploration activities are estimates only. Even once these additional exploration activities are undertaken, we may still be required to take further exploration activities to establish the commercial viability of our mineral claims. There is no assurance that we would be able to establish the commercial viability of our mineral claims if these additional exploration activities are undertaken.





Even if we are successful in completing our current exploration program and we receive positive results, we will still have to undertake an extensive and expensive drilling program to determine the extent of mineralization on the Burner Hills mineral claims. Even if this further exploration is successful, we will have to undertake expensive engineering and feasibility studies.

If we do not obtain additional financing necessary to conduct continued exploration, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding our exploration of the Burner Hills mineral claim.




Results Of Operations For Period Ended December 31, 2001 and the Nine months ended September 30, 2002

We did not earn any revenues during the period ended December 31, 2001 or the nine months ended September 30, 2002. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.




We incurred operating expenses in the amount of $49,623 for the period from inception on May 26, 1999 to December 31, 2001. These operating expenses included: (a) payments of $29,143 in connection with our acquisition and exploration of the Burner Hills mineral claim; (b) office related fees in the amount of $12,383; and (c) professional fees in the amount of $8,097 in connection with our corporate organization.




We incurred operating expenses in the amount of 44,741 for the nine months ended September 30, 2002, compared to $34,559 for the nine months ended September 30, 2001. Our loss for the nine months ended September 30, 2002 was comprised primarily of professional fees in the amount of $30,766 incurred in connection with our filing a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 and consulting fees paid or accrued to Senate

Capital Group in the amount of $9,000. Acquisition and exploration expenses for the nine months ended September 30, 2002 were $4,605, compared to $26,536 for the nine months ended September 30, 2001.




We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of phase three of our geological exploration program and ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.



We incurred a loss in the amount of $49,623 for the period from inception to December 31, 2001. We incurred a further loss in the amount of $44,741 for the nine months ended September 30, 2002, compared to $34,559 for the nine months ended September 30, 2001. Our losses were attributable entirely to our operating expenses.



Liquidity  and  Capital  Resources



We had cash of $8,846 as of September 30, 2002, compared to cash of $30,576 as of December 31, 2001. We had a working capital deficit of $3,689 as of September 30, 2002, compared to working capital of $23,552 as of December 31, 2001.

We had accounts payable of $12,535 as of September 30, 2002. Of this amount, $5,500 was owed to Senate Capital Group. Senate Capital Group has agreed to defer payment of this amount in order to enable us to proceed with phase three of our recommended exploration program. We anticipate spending $12,000 over the next twelve months in connection with our office and facilities contract with Senate Capital Group. We do not anticipate making any other payments to Senate Capital Group over the next twelve months, other than payment of the deferred management fees outlined above. Carleton's payment of these deferred management fees will only be made if we achieve sufficient additional financing that would enable us to pay these accrued liabilities without impeding our exploration plans. We entered into a legally binding agreement with Senate Capital Group effective September 30, 2002 whereby Senate Capital Group has agreed to defer payment of accrued liabilities in the amount of $5,500 and its monthly management fee of $1,000 per month until such time as we achieve sufficient additional financing that would enable us to pay these accrued liabilities without impeding our exploration plans.

We completed the sale of 50,000 shares of our common stock at a price of $0.35 per share for total proceeds of $17,500 in June 2002. We will apply a portion of the proceeds of this offering to the third phase of our exploration program. We will require additional financing in order to enable us to proceed with any further exploration of our mineral claims, as discussed above under Plan of Operations. In addition, we anticipate that we will require approximately $80,000 over the next twelve months to pay for our ongoing expenses if we proceed with both phase three and phase four of our recommended exploration program. These expenses include consulting expenses payable to Senate Capital Group in respect of office facilities and services and professional fees associated with our being a reporting company under the Securities Exchange Act of 1934. These cash requirements are in excess of our current cash resources. Accordingly, we will require additional financing in order to continue operations. We have no arrangements in place for any additional financing and there is no assurance that we will achieve the required additional funding.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We have a 100% interest in the Burner Hills mineral claims. We do not own or lease any property other than our interest in the Burner Hills mineral claims.




Our principal executive offices are located at Suite 306 - 1140 Homer Street, Vancouver, British Columbia in the business premises of Senate Capital Group. These offices are provided to us pursuant to an office facilities and service agreement with Senate Capital Group whereby we are provided with office space, administrative services and phone and equipment usage in exchange for a payment of $1,000 per month. Mr. Dennis Higgs, our president and a director, is the sole stockholder of Senate Capital Group.



                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

*    Any  of  our  directors  or  officers;
*    Any  person  proposed  as  a  nominee  for  election  as  a  director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*    Any  of  our  promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Dennis Higgs, our president, chief executive officer, and director, acquired 375,000 shares of our common stock in his own name at a price of $0.001 US per share on February 26, 2001. Mr. Dennis Higgs paid a total purchase price of

$375 for these shares. Senate Equities Corp., a company that is wholly owned and operated by Menace Capital Corp., acquired 375,000 shares of our common stock at a price of $0.001 US per share on February 26, 2001. Senate Equities Corp. paid a total purchase price of $375 for these shares. Mr. Dennis Higgs is the sole stockholder of Menace Capital Corp, the sole shareholder of Senate Equities Corp.


In addition to this acquisition of stock, Mr. Dennis Higgs acquired a beneficial interest in 1,500,000 shares of our common stock through the issuance of common stock to Senate Capital Group Inc. in exchange for its assignment of the Burner Hills mineral claims. Mr. Dennis Higgs owns all of the stock of Senate Capital Group. Senate Capital Group also received $10,051.88 as part of this transaction.



In addition, Senate Capital Group has entered into an office facilities and service contract with us in which it provides office space, services, phones and equipment usage in exchange for a payment of $1,000 per month. Through
September 30, 2002, $20,000 had been charged to us under this agreement, of which $5,500 has been accrued and $14,500 has been paid. We entered into a legally binding agreement with Senate Capital Group effective September 30, 2002 whereby Senate Capital Group has agreed to defer payment of accrued liabilities in the amount of $5,500 and its monthly management fee of $1,000 per month until such time as we achieve sufficient additional financing that would enable us to pay these accrued liabilities without impeding our exploration plans.



Ms. Lloyd, our Secretary, Treasurer and Chief Financial Officer, acquired 750,000 shares of our common stock at a price of $0.001 US per share on February 26, 2001. Ms. Lloyd paid a total purchase price of $750 for these shares. Gordon Lloyd, the husband of Aileen Lloyd, acquired 250,000 shares of our common stock at a price of $0.01 per share for a total cash acquisition cost of $2,500 on March 12, 2001.

Mr. Darcy Higgs, one of our 5% shareholders, acquired 350,000 shares of our common stock at a price of $0.01 per share for a total cash acquisition cost of $3,500 on March 12, 2001. Santorini Investment Corp., a private company controlled by Carleen Higgs, the wife of Darcy Higgs, acquired 350,000 shares of our common stock at a price of $0.01 per share for a total cash acquisition cost of $3,500 on March 12, 2001.

Mr. Eric Fergie, one of our 5% shareholders, acquired 300,000 shares of our common stock at a price of $0.01 per share for a total cash acquisition cost of $3,000 on March 12, 2001.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-four (44) registered shareholders.

Rule  144  Shares

A total of 5,590,500 shares of our common stock is available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. An additional 50,000 shares of our common stock will also be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933 after June 21, 2003.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 56,405 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,950,000 of the total shares that may be sold pursuant to Rule 144.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution  of  the  dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The  table  below  summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended December 31, 2001.

-------------------------------------------------------------------------------


                   Annual Compensation
                  -------------------------   Long Term Compensation
                                      Other ---------------------------    All
                                     Annual Restricted           LTIP     Other
                                     Compen-  Stock   Options/* payouts  Compen-
Name    Title     Year Salary  Bonus sation  Awarded   SARs(#)    ($)     sation
------ ---------  ---- ------  ----- ------  -------  --------- -------  -------
Dennis President, 2001   $0      0      0       0         0        0        0
Higgs* CEO and
       Director
--------------------------------------------------------------------------------
Aileen Secretary, 2001   $0      0      0       0         0        0        0
Lloyd  Treasurer,
       CFO and
       Director
--------------------------------------------------------------------------------



* Senate Capital Group receives $1,000 per month under an office facilities and service contract. All of the common stock of Senate Capital Group is owned by Mr. Dennis Higgs.



Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended December 31, 2001. We have also not granted any stock options to the executive officers since December 31, 2001.

                              Financial Statements



Index  to  Financial  Statements:

1.   Auditors'  Report;


2. Audited Financial Statements for the period ended December 31, 2001, including:

     a.   Balance  Sheets  as  at  December  31,  2001  and  2000;

     b. Statements of Loss and Deficit for the periods ended December 31, 2001 and 2000;

     c. Statements of Cash Flows for the periods ended December 31, 2001 and 2000;



     d. Statements of Stockholders' Equity for the periods ended December 31, 2001 and 2000; and

     e.   Notes  to  Financial  Statements.



3. Interim Financial Statements for the nine months ended September 30, 2002, including:

     a.   Balance  Sheets  as  at  September  30,  2002  and  December 31, 2001;

     b. Statements of Loss and Deficit for the periods ended September 30, 2002 and 2001;

     c. Statements of Cash Flows for the periods ended September 30, 2002 and 2001;

     d. Statements of Stockholders' Equity for the period ended September 30, 2002; and

     e.   Notes  to  Financial  Statements.

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                           DECEMBER 31, 2001 AND 2000
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT




To  the  Directors
Carleton  Ventures  Corp.
(An  exploration  stage  company)

We have audited the balance sheets of Carleton Ventures Corp. (an exploration stage company) as at December 31, 2001 and 2000, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the year ended December 31, 2001, and for the period from inception, May 26, 1999, to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000, and the results of its operations and cash flows for the year ended December 31, 2001, and for the period from inception, May 26, 1999, to December 31, 2000 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company has incurred a net loss of $49,623 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  B.C.                                          /s/ Morgan  &  Company

January  17,  2002                                        Chartered  Accountants


                                  CARLETON  VENTURES  CORP.
                                (An Exploration Stage Company)

                                        BALANCE SHEETS
                                   (Stated in U.S. Dollars)


--------------------------------------------------------------------------------
                                                            DECEMBER  31
                                                          2001        2000
--------------------------------------------------------------------------------
ASSETS

Current
  Cash                                                 $ 30,576     $       -

Mineral Property Interest (Note 3)                            -             -
                                                       -------------------------
                                                       $ 30,576     $       -
================================================================================

LIABILITIES

Current
  Accounts payable                                     $  7,024     $   2,465
                                                       -------------------------
SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 Common shares, par value $0.001 per share
    10,000,000 Preferred shares, par value $0.001 per share

  Issued and outstanding:

    5,590,500 Common shares at December 31, 2001 and
      0 at December 31, 2000                              5,591             -

  Additional paid-in capital                             67,584             -

Deficit Accumulated During The Exploration Stage        (49,623)       (2,465)
                                                       -------------------------
                                                         23,552        (2,465)
                                                       -------------------------

                                                       $ 30,576     $       -
================================================================================


Approved  by  the  Directors:


---------------------------------            -------------------------------

                               CARLETON  VENTURES  CORP.
                            (An Exploration Stage Company)

                            STATEMENTS OF LOSS AND DEFICIT
                               (Stated in U.S. Dollars)


------------------------------------------------------------------------------------------
                                                                 PERIOD FROM  PERIOD FROM
                                                                 INCEPTION    INCEPTION
                                                                    MAY 26       MAY 26
                                                 YEAR ENDED        1999 TO      1999 TO
                                                 DECEMBER 31     DECEMBER 31  DECEMBER 31
                                              2001        2000      1999         2001
------------------------------------------------------------------------------------------

Expenses
  Professional fees                        $   5,632   $      -  $   2,465    $   8,097
  Office and sundry                            1,383          -          -        1,383
  Office facilities and services              11,000          -          -       11,000
  Mineral property acquisition and
    exploration expenditures                  29,143          -          -       29,143
                                           ----------------------------------------------
Net Loss For The Period                       47,158          -      2,465    $  49,623
                                                                              ===========
Deficit Accumulated During The
  Exploration Stage, Beginning Of Period       2,465      2,465          -
                                           --------------------------------

Deficit Accumulated During The
  Exploration Stage, End Of Period         $  49,623   $  2,465  $   2,465
===========================================================================

Net Loss Per Share                         $    0.01   $      -  $       -
===========================================================================

Weighted Average Number Of
  Shares Outstanding                       4,529,042          -          -
===========================================================================


                                  CARLETON  VENTURES  CORP.
                               (An Exploration Stage Company)

                                  STATEMENTS OF CASH FLOWS

                                  (Stated in U.S. Dollars)


----------------------------------------------------------------------------------------------
                                                                      PERIOD FROM  PERIOD FROM

                                                                      INCEPTION    INCEPTION
                                                                       MAY 26        MAY 26
                                                       YEAR ENDED      1999 TO       1999 TO
                                                      DECEMBER 31     DECEMBER 3   DECEMBER 31
                                                    2001       2000       1999        2001
----------------------------------------------------------------------------------------------

Cash Flows From Operating Activity
  Net loss for the period                        $ (47,158) $      -   $  (2,465)  $ (49,623)

Adjustments To Reconcile Net Loss To
  Net Cash Used By Operating Activity
    Stock issued for other than cash                15,000         -           -      15,000
    Changes in accounts payable                      4,559         -       2,465       7,024
                                                 --------------------------------------------
                                                   (27,599)        -           -     (27,599)
                                                 --------------------------------------------

Cash Flows From Financing Activity
  Share capital issued                              58,175         -           -      58,175
                                                 --------------------------------------------

Increase In Cash                                    30,576         -           -      30,576

Cash, Beginning Of Period                                -         -           -           -
                                                 --------------------------------------------

Cash, End Of Period                               $ 30,576  $      -   $       -   $  30,576
=============================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

Common Shares Issued To Acquire
  Mineral Property Interest                       $ 15,000  $      -   $       -   $ 15,000
=============================================================================================

                                      CARLETON  VENTURES  CORP.
                                   (An Exploration Stage Company)

                                 STATEMENTS OF STOCKHOLDERS' EQUITY

                                     DECEMBER 31, 2001 AND 2000
                                      (Stated in U.S. Dollars)




                                                  COMMON STOCK                DEFICIT
                                         ---------------------------------  ACCUMULATED
                                                                ADDITIONAL  DURING THE
                                                                 PAID-IN    EXPLORATION
                                         SHARES      AMOUNT      CAPITAL      STAGE     TOTAL
                                         -------------------------------------------------------
Net loss for the period                           -  $        -  $      -  $ (2,465)  $ (2,465)
                                         -------------------------------------------------------
December 31, 1999                                 -           -         -    (2,465)    (2,465)

Net loss for the year                             -           -         -         -          -
                                         -------------------------------------------------------

Balance, December 31, 2000                        -           -         -    (2,465)    (2,465)

Shares issued for cash at $0.001          1,500,000       1,500         -         -      1,500

Shares issued for cash at $0.01           2,500,000       2,500    22,500         -     25,000


Shares issued to acquire mineral
  property interest at $0.01              1,500,000       1,500    13,500         -     15,000

Shares issued for cash at $0.35              90,500          91    31,584         -     31,675

Net loss for the year                             -           -         -   (47,158)   (47,158)
                                         -------------------------------------------------------

Balance, December 31, 2001                5,590,500  $    5,591  $ 67,584  $(49,623)  $ 23,552
                                         =======================================================


                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



1.     NATURE  OF  OPERATIONS

a)     Organization

The  Company  was  incorporated in the State of Nevada, U.S.A., on May 26, 1999.

b)     Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

c)     Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $49,623 for the period from inception, May 26, 1999, to December 31, 2001, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Mineral  Property  Acquisition  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
ii)    non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000
                            (Stated in U.S. Dollars)




3.     MINERAL  PROPERTY  INTEREST

The Company has acquired a 100% interest in fourteen unpatented mineral claims in northwestern Elko County, Nevada.


4.     RELATED  PARTY  TRANSACTION

During the year ended December 31, 2001, the Company incurred $11,000 (2000 and 1999 - $Nil) for office facilities and services to a company related by common directors.

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                               SEPTEMBER 30, 2002
                                   (Unaudited)

                            (Stated in U.S. Dollars)

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                                  BALANCE SHEET
                             (Stated in U.S. Dollars)



----------------------------------------------------------
                             SEPTEMBER 30     DECEMBER 31
                                  2002          2001
----------------------------------------------------------
                              (Unaudited)     (Audited)

ASSETS

Current
     Cash                      $   8,846   $ 30,576

Mineral Property Interest
 (Note 4)                              -          -
                               ---------------------
                               $   8,846   $ 30,576
====================================================
LIABILITIES

Current
  Accounts payable             $  12,535   $  7,024
                               ---------------------

SHAREHOLDERS' DEFICIENCY

Share Capital
  Authorized:
    100,000,000 Common shares,
    par value $0.001 per share
    10,000,000 Preferred shares,
    par value $0.001 per share

  Issued and outstanding:
    5,640,500 Common shares
    at September 30, 2002 and
    5,590,500 Common shares
    at December 31, 2001           5,641      5,591

  Additional paid-in capital      85,034     67,584

  Deficit Accumulated During

   The Exploration Stage         (94,364)   (49,623)
                               ---------------------
                                  (3,689)    23,552
                               ---------------------

                               $   8,846   $ 30,576
====================================================

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          STATEMENT OF LOSS AND DEFICIT
                                   (Unaudited)
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------
                                                                    PERIOD FROM
                                                                     INCEPTION
                                                                       MAY 26
                        THREE MONTHS ENDED       NINE MONTHS ENDED     1999 TO
                         SEPTEMBER 30             SEPTEMBER 30     SEPTEMBER 30
                       2002        2001         2002        2001       2002
--------------------------------------------------------------------------------
Expenses
  Professional fees  $    8,155  $        -   $   30,766  $      195   $38,863
  Office and sundry          45         (61)         370        (172)    1,753
  Office facilities
   and services           3,000       6,000        9,000       8,000    20,000

  Mineral property
   acquisition and
   exploration
   expenditures           2,253       5,452        4,605      26,536    33,748
                       --------------------------------------------------------
Net Loss For The
  Period                 13,453      11,391       44,741      34,559   $94,364
                                                                       ========
Deficit Accumulated
  During The
  Exploration Stage,
  Beginning Of Period    80,911      25,633       49,623       2,465
                       ----------------------------------------------

Deficit Accumulated
  During The
  Exploration Stage,
  End Of Period      $   94,364  $   37,024   $   94,364  $   37,024
=====================================================================

Net Loss Per Share   $     0.01  $     0.01   $     0.01  $     0.01
=====================================================================

Weighted Average
 Number Of
 Shares
 Outstanding          5,640,500   5,590,500    5,608,449   4,171,333
=====================================================================

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)





-------------------------------------------------------------------------------------
                                                                        PERIOD FROM
                                                                         INCEPTION
                                                                           MAY 26
                             THREE MONTHS ENDED     NINE MONTHS ENDED     1999 TO
                                 SEPTEMBER 30         SEPTEMBER 30      SEPTEMBER 30
                               2002       2001       2002       2001        2002
-------------------------------------------------------------------------------------

Cash Flows From
 Operating Activity
  Net loss for the period    $(13,453)  $(11,391)  $(44,741)  $(34,559)  $(94,364)

Adjustments To Reconcile
 Net Loss To
 Net Cash Used
 By Operating Activity
  Stock issued for
   other than cash                  -          -          -     15,000     15,000
  Changes in accounts
   payable                     (2,995)     6,000      5,511      8,000     12,535
                             -----------------------------------------------------
                              (16,448)    (5,391)   (39,230)   (11,559)   (66,829)
                             -----------------------------------------------------
Cash Flows From
 Financing Activity
  Share capital issued              -     11,200     17,500     58,225     75,675
                             -----------------------------------------------------

Increase (Decrease) In Cash   (16,448)     5,809    (21,730)    46,666      8,846

Cash, Beginning Of Period      25,294     40,857     30,576          -          -
                             -----------------------------------------------------

Cash, End Of Period          $  8,846   $ 46,666   $  8,846   $ 46,666   $  8,846
==================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

Common Shares Issued
 To Acquire Mineral
 Property Interest           $      -   $      -   $      -   $ 15,000   $ 15,000
=================================================================================




                                                            DEFICIT
                                          COMMON STOCK      ACCUMU-
                                  ------------------------- LATED
                                                 ADDITIONAL DURING THE
                                                 PAID-IN    EXPLORATION
                             SHARES     AMOUNT   CAPITAL    STAGE      TOTAL
                            -------------------------------------------------
Balance, December 31, 2000          -  $    -  $     -  $ (2,465)  $ (2,465)

Shares issued for
 cash at $0.001             1,500,000   1,500        -         -      1,500

Shares issued for
 cash at $0.01              2,500,000   2,500   22,500         -     25,000

Shares issued to acquire
 mineral property interest
 at $0.01                   1,500,000   1,500   13,500         -     15,000

Shares issued for
 cash at $0.35                 90,500      91   31,584         -     31,675

Net loss for the year               -       -        -   (47,158)   (47,158)
                            -------------------------------------------------
Balance,
 December 31, 2001          5,590,500   5,591   67,584   (49,623)    23,552

Shares issued for
 cash at $0.35                 50,000      50   17,450         -     17,500

Net loss for the period             -       -        -   (44,741)   (44,741)
                            -------------------------------------------------

Balance,
 September 30, 2002         5,640,500  $5,641  $85,034  $(94,364)  $ (3,689)
                            =================================================


                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited financial statements as of September 30, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the December 31, 2001 audited financial statements and notes thereto.


2.     NATURE  OF  OPERATIONS

a)     Organization

The  Company  was  incorporated in the State of Nevada, U.S.A., on May 26, 1999.

b)     Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its  extraction  and  enter  a  development  stage.

c)     Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $94,364 for the period from inception, May 26, 1999, to September 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002


                                  (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)     Mineral  Property  Acquisition  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
     ii)  non-monetary  items  at  the  historical  exchange  rate;
     iii) revenue and expense at the average rate in effect during the applicable accounting period.

                             CARLETON VENTURES CORP.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

d)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)     Net  Loss  Per  Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


4.     MINERAL  PROPERTY  INTEREST

Pursuant to an agreement, dated March 14, 2001, the Company has acquired a 100% interest in fourteen mineral claims located in northwestern Elko County, Nevada, in consideration of the cash payment of $10,052, and the issuance of 1,500,000 common shares with a fair value of $15,000.


5.     RELATED  PARTY  TRANSACTION

a) During the period ended September 30, 2002, the Company incurred $9,000 (2001 - $8,000) for office facilities and services to a company related by common directors.

b) As at September 30, 2002, accounts payable include $6,396 (2001 - $2,645) owed to a company related by common directors.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                     Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. That is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.


Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee          $     83.41
Federal  Taxes                                                    $       NIL
State  Taxes  and  Fees                                           $       NIL
Transfer  Agent  Fees                                             $  1,000.00
Accounting  fees  and  expenses                                   $  2,000.00
Legal  fees  and  expenses                                        $ 20,000.00
Blue  Sky  fees  and  expenses                                    $  2,000.00

Miscellaneous                                                     $       NIL
                                                                  -----------
Total                                                             $ 25,083.41
                                                                  ===========
--------------------------------------------------------------------------------
All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We  are  paying  all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 1,500,000 shares of common stock on February 26, 2001 to Mr. Dennis Higgs, Senate Equities Corp. and Ms. Aileen Lloyd. Mr. Higgs is one of our directors and is our president and chief executive officer. Mr. Higgs acquired 375,000 shares at a price of $0.001 per share. Senate Equities Corp. is a company wholly owned by Menace Capital Corp. Mr. Higgs is the sole shareholder of Menace Capital Corp. and Senate Equities Corp. Senate Equities acquired an additional 375,000 shares at a price of $0.001 per share. Ms. Lloyd is one of our directors and is our secretary, treasurer and chief financial officer. Ms. Lloyd acquired 750,000 shares at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on March 12, 2001. The total amount we received from this offering was $25,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


We issued 1,500,000 shares of our common stock on March 14, 2001 to Senate Capital Group Inc. pursuant to the mineral property purchase agreement in which we acquired our mineral claims. Senate

Capital Group is a company controlled by Mr. Dennis Higgs. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 90,500 shares of our common stock at a price of $0.35 per share to a total of twenty-nine purchasers on June 14, 2001. The total amount we received from this offering was $31,675. We completed the offering pursuant to Regulation S of the Securities Act. The purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to the purchaser in accordance with Regulation
S. The investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchaser.

We completed an offering of 50,000 shares of our common stock at a price of $0.35 per share to one purchaser on June 21, 2002. The total amount we received from this offering was $17,500. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number    Description
--------- --------------------
  3.1     Restated  Articles  of  Incorporation  (1)
  3.2     Amended  By-Laws  (1)
  4.1     Share  Certificate  (1)
  5.1     Opinion of Cane & Company, LLC, with consent to use (1)
 10.1 Mineral Property Purchase Agreement between the Company and Senate Equities Corp. dated March 14, 2001 (1)
 10.2     Office  Facilities  and  Services  Contract  (2)




 10.3 Agreement between the Company and Senate Capital dated September 30, 2002 regarding deferral of payment of amounts owing under Office Facilities and Services Contract (3)
 23.1     Consent of  Morgan  &  Company,  Chartered  Accountants  (3)
 23.2     Consent  of  John  A.  Rice,  Consulting  Geologist  (3)


(1) These documents were previously filed with the SEC as exhibits to our Form SB-2 filed March 15, 2002.
(2) This document was previously filed with the SEC as an exhibit to our Form SB-2 Amendment 1 filed June 28, 2002.
(3)  Filed  as  an  exhibit  to  this  Amendment  No.  4  to  Form  SB-2.

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b)  To  reflect  in  the  prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.


2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on December 13, 2002.



                         CARLETON  VENTURES  CORP.

                      By: /s/ Dennis Higgs
                         _________________________
                         Dennis Higgs, President


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Dennis Higgs, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE          CAPACITY  IN  WHICH  SIGNED        DATE



/s/ Dennis  Higgs  President and Chief Executive      December  13, 2002
-----------------  Officer (Principal Executive Officer)
Dennis  Higgs      and  Director


/s/ Aileen  Lloyd  Secretary, Treasurer,              December  13, 2002
-----------------  Chief Financial Officer
Aileen  Lloyd      (Principal  Accounting  Officer)
                   (Principal  Financial  Officer)
                   and  Director